Exhibit 99.1

DAVIDsTEA REMINDS SHAREHOLDERS TO VOTE THE YELLOW PROXY AHEAD OF CRITICAL

JUNE 14 ANNUAL GENERAL MEETING

MONTREAL, May 29, 2018 (GLOBE NEWSWIRE) —  DAVIDsTEA Inc. (Nasdaq: DTEA) today reminded the company’s shareholders of the importance of voting ahead of the upcoming Annual General Meeting. The Board of Directors of DAVIDsTEA recommends that shareholders, no matter how many shares they own, vote their YELLOW Proxy or Voting Instruction Form today to protect the value of their investment and prevent dissident shareholder Herschel Segal, through his holding company Rainy Day Investments Ltd. (RDI), from taking control of the company.

With the election date fast approaching, DAVIDsTEA shareholders are urged to consider the following:

1.              Herschel Segal only left the DAVIDsTEA board in March 2018 and was a key contributor to many of the company’s recent challenges. Mr. Segal is attempting to distance himself from his significant role with DAVIDsTEA and the significant management and board turnover during his time, and lay blame solely with the current board and management.

2.              DAVIDsTEA’s newly established management team is executing on a clear plan to improve the company’s performance. The team has only been in place for 12 months and is already seeing positive momentum. DAVIDsTEA’s nominees will support management and create value for all shareholders.

3.              With this proxy contest, Mr. Segal is attempting to gain control of the board and the company without paying for it. DAVIDsTEA has repeatedly offered Mr. Segal a compromise that would have provided him with fair, proportionate representation on the board, but these attempts were all rejected.

4.              The company’s ongoing strategic review is focused on strengthening DAVIDsTEA, not selling it. This review is intended to ensure no stone is left unturned in creating value at DAVIDsTEA.

5.              DAVIDsTEA’s nominees have the support of other major shareholders, including three of our significant long-term shareholders Porchlight Equity Management, LLC (12.8%), TDM Asset Management PTY LTD. (12.2%), and Edgepoint Wealth Management, Inc. (11.5%).  They want to see DAVIDsTEA succeed and have stated publicly their strong belief that Mr. Segal is the wrong person to take charge of the company.

6.              DAVIDsTEA has put forth a renewed board that has the right mix of skills, experience, perspective and independence to oversee the management of DAVIDsTEA and reflect the interest of ALL shareholders.

Time is short. Vote YELLOW today to support DAVIDsTEA’s director nominees.

Shareholders are encouraged to visit the DAVIDsTEA’s website to read the Management Information Circular and presentation for a complete understanding of the company’s go-forward strategy and the relevant experience of the DAVIDsTEA nominees. The Circular, presentation and instructions on how to vote are publicly available on DAVIDsTEA’s website at  http://2018meeting.davidstea.com and on SEDAR (www.sedar.com).

Vote by Tuesday, June 12 at 5 p.m. (Eastern Time)

Vote today in support of the DAVIDsTEA nominees by voting using only the YELLOW Proxy or Voting Instruction Form well in advance of the proxy deadline. Disregard any Blue proxy or voting instruction form that you may receive from Rainy Day Investments Ltd.

For questions or voting assistance, please contact Laurel Hill Advisory Group at 1-877-452-7184 toll free (416-304-0211 collect) or by email at assistance@laurelhill.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs and plans regarding the Company’s strategic direction and management’s beliefs regarding the dissident shareholder’s plans for the Company. Actual events may differ materially from these expectations due to risks and uncertainties including the risks of undertaking a public strategic process, the risks of a public proxy contest as well as other risks set forth in the Company’s Annual Report on Form 10-K dated April 19, 2018, which is and filed with the Securities and Exchange Commission on EDGAR (accessible at www.sec.gov/edgar.shtm) and SEDAR (accessible at www.sedar.com). If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About DAVIDsTEA

DAVIDsTEA is a retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages, primarily through 240 company-operated DAVIDsTEA stores throughout Canada and the United States as of February 3, 2018, and its website, davidstea.com. The Company is headquartered in Montréal, Canada.

Shareholder Questions

Shareholders who have questions may contact DAVIDsTEA’s proxy agent at:

Laurel Hill Advisory Group

Toll free in North America:  1 (877) 452-7184

(1 (416) 304-0211 outside North America)

assistance@laurelhill.com

Media Contact

Edelman
Nina Godard
(416) 455-6324
nina.godard@edelman.com